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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE

               GENOME THERAPEUTICS RECEIVES MILESTONE PAYMENT FROM
                WYETH-AYERST FOR SIGNIFICANT RESEARCH ADVANCES IN
                              OSTEOPOROSIS PROGRAM

WALTHAM, MASS., JUNE 18, 2001 - Genome Therapeutics Corp. (Nasdaq: GENE) announced today the receipt of milestone payments from Wyeth-Ayerst, the pharmaceutical division of American Home Products (NYSE: AHP), for the completion of a major advancement in their genomics-based alliance to develop novel therapeutics for the prevention and treatment of osteoporosis. A joint publication describing the scientific discoveries supporting this milestone is planned.

"Our success represents the benefits of our collaborations with a leader in women's health, Wyeth-Ayerst and the premier bone mineral geneticists at Creighton University," commented Steven M. Rauscher, CEO and President, Genome Therapeutics. "Attaining these research milestones in our alliance with Wyeth-Ayerst helps validate our proven research approach in chronic human diseases."

The advancement is the result of a multi-year alliance between Wyeth-Ayerst and Genome Therapeutics, building on research previously conducted with the Creighton University Osteoporosis Research Center. Genome Therapeutics gained access to a unique family of individuals exhibiting a high bone mass trait from Creighton University in 1997, providing a potential shortcut to the identification of novel genes and targets for new product development in osteoporosis.

"This milestone is a major advance in our efforts to harness genomics for the development of therapies with potential to prevent or treat osteoporosis," said Robert Ruffalo, Ph.D., Executive Vice-President, Research and Development, at Wyeth-Ayerst Research. "We are pleased with the rapid pace of discovery in this alliance with Genome Therapeutics."

Osteoporosis, an increasingly prevalent disease, is characterized by low bone mass, structural deterioration of bone tissue and an increased susceptibility to fractures. If not treated, the disease progresses with the hip and spine becoming increasingly vulnerable. According to the National Institutes of Health, osteoporosis is a complex disease that affects over 10 million people in the United States at a direct cost of $14 billion. It can result in 1.5 million fractures every year. One out of two women and one in eight men over 50 years old will have an osteoporosis-related fracture in their lifetime.

Genome Therapeutics and Wyeth-Ayerst entered into a research collaboration in December 1999 to discover new therapeutics for the prevention and treatment of osteoporosis. The agreement included an up-front license fee, funding for a multi-year research program, milestone payments and future royalties on sales of products developed as a result of this collaboration. If the research goals of the alliance are met, total payments to Genome Therapeutics could exceed $118 million, excluding royalties.

Genome Therapeutics (www.genomecorp.com) is a genomics-based drug discovery company operating two lines of business: genomics services and biopharmaceutical. The genomics services business focuses on services that enable other organizations to achieve their drug discovery objectives and includes the GTC Sequencing Center and the PathoGenome(TM) Database. The biopharmaceutical business focuses on the development of novel therapeutics, vaccines and diagnostics to solve major medical needs, includes six alliances with pharmaceutical companies (Schering-Plough, AstraZeneca, Wyeth-Ayerst and bioMerieux) and a joint venture with ArQule.


STATEMENTS IN THIS PRESS RELEASE THAT ARE NOT STRICTLY HISTORICAL ARE "FORWARD LOOKING" STATEMENTS AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. A NUMBER OF IMPORTANT FACTORS COULD CAUSE ACTUAL


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RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED OR SUGGESTED IN THE FORWARD
LOOKING STATEMENT, INCLUDING, BUT NOT LIMITED TO, THE ABILITY OF THE COMPANY AND ITS ALLIANCE PARTNERS TO (I) SUCCESSFULLY DEVELOP PRODUCTS BASED ON THE COMPANY'S GENOMIC INFORMATION, (II) OBTAIN THE NECESSARY GOVERNMENTAL APPROVALS,
(III) EFFECTIVELY COMMERCIALIZE ANY PRODUCTS DEVELOPED BEFORE ITS COMPETITORS AND (IV) OBTAIN AND ENFORCE INTELLECTUAL PROPERTY RIGHTS, AS WELL AS THE RISK FACTORS DESCRIBED IN EXHIBIT 99 OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED AUGUST 31, 2000 AND FROM TIME TO TIME IN THE COMPANY'S OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                      *****

With this event, Genome Therapeutics Management has revised expectations for the year ended August 31, 2001:

    -- Revenues are projected to be in the range of $32-36 million
    -- Total costs and expenses are projected to be in the range of $39-42 million



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